SUBSIDIARY GUARANTEE


         SUBSIDIARY GUARANTEE (this "Subsidiary Guarantee"), dated as of October 6, 1999, among the Guarantors listed on the signature pages hereof (the "Guarantors"), each of which is a party to the Fourth Supplemental Indenture dated the date hereof, among American Skiing Company (the "Company"), the Guarantors and the other guarantors named therein and the United States Trust Company of New York (the "Fourth Supplemental Indenture"). Unless otherwise indicated, capitalized terms used herein have the meanings given to such terms in the Indenture, dated as of June 28, 1996, as amended by the First Supplemental Indenture, dated as of November 11, 1997, among ASC East, Inc., the guarantors listed therein and the Trustee, the Second Supplemental Indenture, dated as of September 4, 1998, among ASC East, Inc., the guarantors listed therein and the Trustee, the Third Supplemental Indenture, dated as of August 6, 1999, among ASC East, Inc., the guarantors listed therein and the Trustee, and the Fourth Supplemental Indenture (as so amended and supplemented, the "Indenture").

         Each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and premium, interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium and interest and Liquidated Damages on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.

         The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The terms of
Article 11 of the Indenture are incorporated herein by reference.

         This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of the Notes and, in the event of any transfer or assignment of rights by any Holder of Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This a Subsidiary Guarantee of payment and not a guarantee of collection.

         In certain circumstances more fully described in the Indenture, any Guarantor may be released from its liability under this Subsidiary Guarantee, and any such release will be effective whether or not noted hereon.

         This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

         For purposes hereof, each Guarantor's liability will be that amount from time to time equal to the aggregate liability of such Guarantor hereunder, but shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time its Guarantee of the Notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Guarantor is limited to the amount set forth in clause (ii). In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

         THIS SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         This Subsidiary Guarantee may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                    BLUNDER BAY DEVELOPMENT CO.



                                   By:  /s/ Christopher E. Howard
                                    -----------------------------------
                                       Name: Christopher E. Howard
                                       Title: Executive Vice President

                                    ASC LEASING, INC.


                                   By:  /s/ Christopher E. Howard
                                    -----------------------------------
                                       Name: Christopher E. Howard
                                       Title: Executive Vice President

                                    ORLANDO RESORT CORPORATION


                                   By:  /s/ Christopher E. Howard
                                    -----------------------------------
                                       Name: Christopher E. Howard
                                       Title: Executive Vice President



                                    ASC TRANSPORTATION, INC.


                                   By:  /s/ Christopher E. Howard
                                    -----------------------------------
                                       Name: Christopher E. Howard
                                       Title: Executive Vice President


                                    ASC UTAH

                                   By:  /s/ Christopher E. Howard
                                    -----------------------------------
                                       Name: Christopher E. Howard
                                       Title: Executive Vice President



                                    STEAMBOAT DEVELOPMENT CORPORATION


                                   By:  /s/ Christopher E. Howard
                                    -----------------------------------
                                       Name: Christopher E. Howard
                                       Title: Executive Vice President



                                    STEAMBOAT SKI & RESORT CORPORATION


                                   By:  /s/ Christopher E. Howard
                                    -----------------------------------
                                       Name: Christopher E. Howard
                                       Title: Executive Vice President

                                    HEAVENLY CORPORATION


                                   By:  /s/ Christopher E. Howard
                                    -----------------------------------
                                       Name: Christopher E. Howard
                                       Title: Executive Vice President



                                    HEAVENLY VALLEY LIMITED PARTNERSHIP

                                    By:  HEAVENLY CORPORATION
                                            its general partner


                                   By:  /s/ Christopher E. Howard
                                    -----------------------------------
                                       Name: Christopher E. Howard
                                       Title: Executive Vice President



                                    HEAVENLY SKI & RESORT CORPORATION


                                   By:  /s/ Christopher E. Howard
                                    -----------------------------------
                                       Name: Christopher E. Howard
                                       Title: Executive Vice President


                                    UNITED STATES TRUST COMPANY OF
                                    NEW YORK, as Trustee



                                    By:  /s/ Louis P. Young
                                        --------------------------------
                                    Name: Louis P. Young
                                    Title: Vice President